UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2008

Forticell Bioscience, Inc.

(Exact Name of Registrant as Specified in its Charter)

DE	0-27368	11-3068704
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3960 Broadway New York, NY	10032
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 740-6999

(Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

In response to our email inquiry to the FDA regarding the status of our Pre-Market Approval Application (PMA) for the use of OrCel® in the treatment of venous stasis ulcers we received an email late in the day April 3, 2008 stating that the FDA was going to be sending us a formal response in the next week or so and that it would likely conclude that our PMA was not approvable. No additional information was provided other than the fact that the FDA staff had concerns regarding our data. As we stated in our recent 10 KSB filing, we believe a non approvable letter will make it difficult to impossible for us to raise additional financing. Therefore to minimize expenses we will be immediately terminating the majority of our workforce as we await the formal FDA response and determine what course of action to follow in the future.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forticell Bioscience, Inc. (Registrant)

Date: April 4, 2008	By:	/s/ Alan W. Schoenbart
Chief Financial Officer